SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 10, 2006

THE TIMKEN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

1-1169	34-0577130

(Commission File Number)	(I.R.S. Employer Identification No.)

1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798

(Address of Principal Executive Offices) (Zip Code)

(330) 438-3000

(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     (d) On July 10, 2006, Mr. John P. Reilly was elected to the Board of Directors of The Timken Company for a term expiring at the Annual Meeting of Stockholders in 2009.
     Mr. Reilly has served as non-executive chairman of Exide Technologies since 2004. He previously served as president and CEO of Stant Corporation, chairman, president and CEO of Figgie International, president of Brunswick Corporation and president and CEO of Tenneco Automotive.
     He has also held leadership positions at Navistar, Mark Body and the former Chrysler Corporation.
     Mr. Reilly serves as director on the boards of Material Sciences Corporation and Marshfield Door Systems. He has served in the past as a director for four other companies: American Axle, Breed Technology, Aeroquip/Vickers and Brunswick Corporation.
     A copy of the press release announcing Mr. Reilly’s election is attached as Exhibit 99.1 to this report.

Exhibits.

99.1	The Timken Company Press Release dated July 10, 2006, announcing the election of John P. Reilly to the Board of Directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY
	By:	/s/ William R. Burkhart
William R. Burkhart
Date: July 13, 2006		Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description of Document

99.1	The Timken Company Press Release dated July 10, 2006, announcing the election of John P. Reilly to the Board of Directors.